the internal development company
                           bid4it(TM) Seller Agreement

                                     Between
                                CyberQuest, Inc.
                                       and
                                  Shop TV, Inc.







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                             bid4it Seller Agreement
                                TABLE OF CONTENTS

ARTICLE   I. AGREEMENT, TERM, AND DEFINITIONS ................................2

ARTICLE  II. BUYER ORDERS......................................   ............2

ARTICLE III. PROVISION OF PRODUCTS AND SERVICES ..............................4

ARTICLE IV. WARRANTIES, INDEMNITIES, AND LIABILITIES .........................5

ARTICLE   V. PAYMENTS TO SELLER ..............................................5

ARTICLE VI. TERMINATION ......................................................7

ARTICLE VII. MISCELLANEOUS ...................................................7

EXHIBIT   I - CBQ BUSINESS PRACTICES.........................................12

EXHIBIT II - SELLER INFORMATION .............................................13

EXHIBIT III -TRANSPORTATION .................................................14

EXHIBIT IV -SELLER APPLICATION ..............................................15

EXHIBIT V - PRICES, CHARGES AND FEES ........................................16



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                             bid4it SELLER AGREEMENT

                 THIS bid4it(TM) SELLER AGREEMENT (the "Agreement") dated 10th day of February, 1999 (the "Effective Date"), is between SHOP TV, Inc., a Florida corporation and CyberQuest, Inc., a Colorado Corporation ("CBQ").

                   ARTICLE . AGREEMENT, TERM, AND DEFINITIONS

1.1 Agreement and Term. The parties agree that the terms and conditions of this Agreement apply only to the provision of products and services by Seller to bid4it Buyers. The term of this Agreement commences on the Effective Date and the agreement shall continue to be in effect unless terminated under provisions of Article VI of this Agreement.

1.21     Definitions: The following definitions apply to the Agreement:

(a) "Buyer" - The CBQ registered customer who is in good standing and eligible to place Bids in the CyberMarketMaker(TM).

(b) "Seller Agent" - The individual(s) assigned by Seller to be Seller's legally authorized System user. The Seller
                      Agent is empowered by Seller to offer Products and Services, set Ask Prices, and approve, input or transmit any other System data.

(c) "System" - The seller and buyer modules of the, CBQ CyberMarketMaker computer program and system available on the World-Wide-Web (Internet) at bid4it.com where Sellers place asks and Buyers make bids for CBQ-bid4it-defined products and services.

(d)                   "Products and Services" - The products and services
                       offered for sale by Seller to Buyer on the System.

(e) "Ask Price" - The price Seller requests as payment for Products and Services. Ask Prices do not include sales or use taxes or freight charges.

(g) "Bid Price" - The price Buyer offers to pay Seller for Products and Services. Bid Prices do not include applicable sales or use taxes or freight charges.

(h)                      "Selling Price" - Price at which bid and ask match and
                          order is made.

                            ARTICLE II. BUYER ORDERS

2.1 Preparation to Accept Buyer Orders. Seller shall perform, at Seller's expense, any computer system preparation required to transmit Ask Prices and related information regarding Seller's Products and Service to the System. Seller and Seller Agent shall cooperate with CBQ to keep


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         then-current  Seller Ask Prices and  Products  and Services and related
         information,  including  inventory  availability,   up-to-date  in  the
         System.

2.2 Issuance and Acceptance of Buyers Orders. Buyer orders accepted in accordance with this Section are referred to as "Buyer Orders.". References in this Section to Buyer Orders also apply to alterations to Buyer Orders. The following governs the issuance and acceptance of Buyer Orders under this Agreement:

(a) CBQ may issue Buyer Orders to Seller identifying the Products and Services which Buyers desire to obtain from Seller. The Buyer Order is a purchase order authorizing Seller to ship Products or perform Services and will contain a unique Buyer Order Number, referred to as the "Buyer Order Reference, Number".

(b) Seller shall accept Buyer Orders by commencing performance pursuant to same. In the event that Seller is unable to perform, pursuant to the Buyer Order, Seller shall notify CBQ immediately using the System Seller screen data-entry form or via automatic Seller-system-generated Email to the System.

(c) Buyer Orders include applicable sales and use taxes and freight charges. All funds shall be, tendered in U.S. dollars, based on daily fluctuating currency rates as listed in the Wall Street Journal.

2.3 Buyer Order Alterations. CBQ may, at any time prior to Seller's delivery of the Products to the common carrier, issue an alteration to a Buyer Order in order to (i) change a location for delivery, (ii) modify the quantity or type, of Products and Services to be delivered or performed, (iii) implement any change or modification as required by or permitted in this Agreement.

2.4 Cancellation of Buyer Order. Except as otherwise agreed upon by the parties, CBQ may cancel all or any portion of a Buyer Order at any time prior to Seller's delivery of the Products to the common carrier or prior to Seller's commencing performance of Services.

2.5 Product Returns. Buyer shall have the unconditional right, subject to a restocking fee, to return Product purchased from Seller pursuant to this Agreement during the thirty (30) days immediately following delivery of such Product by the, freight carrier. Seller agrees to accept, for unconditional refund, Products returned at Seller's expense, provided that CBQ complies with each of the following conditions:

(a) CBQ obtains a Return Material Authorization ("RMA") number from Seller prior to any such return; provided, however. that Seller shall accept returned product in accordance with this Section absent an RMA number if Seller fails to issue said RMA number within five (5) working days of CBQ's request for such number.


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                 ARTICLE 111. PROVISION OF PRODUCTS AND SERVICES

3.1 Non-exclusive Market and Purchase Rights. It is expressly understood and agreed that this Agreement does not grant to Seller an exclusive right to provide to Buyers any or all of Seller's Products and Services, and shall not prevent CBQ from acquiring from other sellers, products or services similar to Seller's Products and Services on behalf of Buyers. Seller agrees that acquisitions by CBQ pursuant to this Agreement shall neither restrict the right of CBQ to cease acquiring nor require CBQ to continue any level of such acquisitions. Estimates or forecasts furnished by CBQ to Seller, if any, prior to or during the term of this Agreement shall not constitute commitments.

3.2 Transportation. Seller shall deliver Products to the CBQ Buyer on the delivery date set forth in the applicable Buyer Order in accordance with the Exhibit to this Agreement entitled "Transportation," unless otherwise agreed upon by the parties.

3.3 Risk of Loss and Damage. All risk of loss or damage to the Products shall be borne by Seller. Buyers shall inspect each shipment for missing or lost items and CBQ shall inform Seller of problems. In the event of loss or damage during transit, Seller will replace lost or damaged Products with identical Products as soon as possible.

3.4 Right to Cancel for Delays. In the event of a delay in delivery of all or any portion of Products listed on a Buyer Order, CBQ may cancel all or any portion of the Products in such order.

3.5 Defective Products. "Defective Products" are those which fail to operate according to, manufacturer specifications within the first thirty (30) days after receipt by the Buyer. Seller agrees to accept Defective Products, at Buyer's option for either (i) even exchange, and to ship, at Seller's expense, to the address designated by CBQ, an identical replacement within twenty-four (24) hours of receiving notification of such failure or (ii) Seller agrees to accept for unconditional refund Products, returned at Seller's expense, provided that CBQ complies with each of the following conditions:

(a) CBQ obtains a Return Material Authorization ("RMA") number from Seller prior to any such return; provided, however, that Seller shall accept returned product in accordance with this Section absent an RMA number if Seller fails to issue said RMA number within five (5) working days of CBQ's request for such number.

         (b) CBQ arranges return freight for the returned Product(s), which cost shall be borne by Seller.

         In the case of (ii) above, whether Seller has or has not received settlement payment for such Defective Products(s), CBQ will initiate a sales return (credit) transaction an behalf of Buyer which will debit Seller's accounts receivable settlement account in the full amount of the original charge for the Product, including applicable sales and use tax and freight charges. In the event that a Buyer Order includes a Defective Product and other Product which Buyer desires to keep,


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         the return  credit  will be issued for only the amount of the  returned
         Defective Product, including pro-rated taxes and freight charges.

3.6 Time of Performance. Seller shall make every possible effort to ensure on time shipment of Products according to the terms of the Buyer Order, or in no case more than 24 hours after receipt of such Order. Therefore. time is expressly made of the essence with respect to each and every term and provision of the Article.

               ARTICLE IV. WARRANTIES,INDEMNITIES, ANDLIABILITIES

4.1  Warranty  Seller  represents  and  warrants  that  during  the Term of this
Agreement:

(a) Seller has not and will not enter into agreements or commitments which are inconsistent with or conflict with the rights granted to CBQ in this Agreement.

(b) The Products are and shall be free and clear of all liens and encumbrances, and CBQ Buyers shall be entitled to use the Products without disturbance.

(c) Each Product, except those specifically being marketed as "refurbished" or "as is" merchandise. (i) shall be new and shall be free from defects in manufacture, materials, and design, (ii) shall have been manufactured in a quality manner, and (iii) shall function properly under ordinary use and operate in conformance with their Applicable Specifications and Documentation from the date of receipt by the CBQ Buyer, until the date specified in the Products and Services offering, unless Seller or Product manufacturer offers a warranty of longer duration to other similar buyers.

4.2 Survival of this Article. The provisions of this Article shall survive the term of termination of the Agreement for any reason.

                          ARTICLE V. PAYMENTS TO SELLER

5.1 Automatic Payment. Seller shall not be required to issue an invoice to CBQ in order to receive automatic payments of the Amount Due under this Agreement ("Automatic Payment").

(a) The "Amount Due" means the dollar amount due to Seller less a discount representing CBQ charges and fees and including, without limitation, applicable taxes for Products and Services Offers provided pursuant to this Agreement or as otherwise agreed to by CBQ and Seller. The CBQ discount shall be detailed in the Exhibit of this Agreement entitled "Prices, Charges and Fees."

(b)           "Banking   Information,"   including   funds   and   EDI   routing
              instructions shall be detailed in the Exhibit of this Agreement entitled "Seller Application."


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5.2      Overpayment and Underpayment.  If Seller receives a settlement  payment from CBQ that is greater than the Amount Due, Seller shall refund the amount of the overpayment to CBQ within thirty (30) days of Seller's receipt of a CBQ invoice and records showing proof of overpayment. In the event of an underpayment by CBQ, Seller agrees to submit to CBQ an
         invoice  which  contains  the  applicable   Buyer  Order  number,   the
         manufacturer (if applicable), the items description or serial number (if applicable), the payment amount, the debit amount, and the tax amount. CBQ shall pay any undisputed sums therefor within thirty (30) days from CBQ's receipt of such invoice.

5.3 Fraud. In the event that Seller ships Product(s) to a Buyer whose credit card bank subsequently denies payment, for any reason, and through no fault of CBQ or the CBQ credit-transaction processor ("Transaction Processor"), CBQ's only liability will be the immediate termination of Buyers right to purchase by revoking said Buyer's account with bid4it, and a charge-back debit including bank fees (if any) associated with the transaction, will be issued to Seller's settlement account.

5.4 Reconciliation. From time to time, at CBQ's request, Seller shall assist with the reconciliation of the Amount Due and the settlement payments made by CBQ to Seller. Upon receipt of reasonable advance notice from CBQ, Seller agrees to make available to CBQ such records as may reasonably be required for such reconciliation.

5.5 Taxes. This Section applies to the payment of taxes pursuant to this Agreement.

         (a) Seller shall provide to CBQ, as part of the Seller Application, the list of states and their respective registration numbers where Seller is qualified and registered to collect sales/use taxes in all of the taxing jurisdictions within that state. In the event Seller may quality and register to collect sales/use taxes in any additional jurisdictions, Seller shall notify CBQ within ten (10) days. CBQ shall have no responsibility regarding taxes due to Seller on Buyer Orders shipped between the time of such qualification and registration and the date of notice by Seller.

         (b) CB Q shall remit to Seller amounts equal to taxes collected based upon Buyer purchases' of Products and Services pursuant to this Agreement, including federal, state and local sales or use taxes, due to Seller in respect of the foregoing.

         (c) Seller agrees to reasonably cooperate with CBQ, and shall make available to CBQ, and any taxing authority, all information, records, or documents relating to any audits or assessments attributable to or resulting from the payment process.

         (d) Upon written notification by CBQ and subsequent verification by Seller, Seller shall reimburse CBQ in a timely manner, for any and all taxes erroneously paid by CBQ to Seller.

5.6 Shippment Information. This Section applies to the relationship between Seller's System input(s) and the timing of subsequent CBQ action(s) to close sales transactions on Buyer Orders pursuant to this Agreement.


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         (a) Seller shall input  certain  information  into the System to notify
         CBQ  that  Seller  has  shipped  products  or  performed  the  services
         contained  in  Buyer  Orders,   which   information   shall  constitute
         confirmation of sale completion and authorize CBQ to complete the sales transaction ("the Transaction").

         (b) The System will generate a unique Buyer Order Reference Number for each Buyer Order, which Number Seller shall include and cause to be recorded in the shipping documentation processed and sent along with the associated shipment.

         (c) CBQ shall have no liability for Auto Payment of Buyer Orders for which Seller has failed to comply with this Shipment Information section of the Agreement.

                                       ARTICLE VI. TERMINATION,

6.1    Termination  for Cause.  In the event that  either  party  materially  or
       repeatedly   defaults  in  the  performance  of  any  of  its  duties  or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement and any applicable Buyer Orders whether or not relating to such default, as of a date specified in such notice of termination.

6.2 Termination for Insolvency or Bankruptcy. Either party may immediately terminate this Agreement by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all of substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other party under any bankruptcy or debtor's law for its relief or reorganization.

6.3 Rights Upon Termination. Buyer Orders (unless specifically terminated as set forth in this Article) which require performance or extend beyond the term of this Agreement shall, at CBQ's option, be so performed and extended and shall continue to be subject to the terms and conditions of this Agreement.

                           ARTICLE VII. MISCELLANEOUS

7.1 Binding Nature, Assignment. and Subcontracting. This Agreement shall be binding on the parties and their respective successors in interest and assigns, but neither party shall have the power to assign this Agreement nor to subcontract or delegate any of its duties or obligations to be performed as set forth in this Agreement or in a Buyer Order to any third party without the prior written consent of the other party. which consent shall not be unreasonably withheld. Consent to an assignment or a subcontract shall not relieve the assigning party of full responsibility for complete performance of all of its obligations set forth 'in this Agreement or in


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       such Buyer Order and such assigning  party shall remain  responsible  for any assignee's or subcontractor's compliance with the non-disclosure and confidentiality provisions set forth ill this Agreement.

7.2 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

7.3 Headings. The, Article and Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

7.4 Relationship of Parties. CBQ and Seller each is performing pursuant to this Agreement only as an independent contractor. Seller has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its respective obligations sot forth in this Agreement, except as otherwise agreed upon in writing by authorized representatives of the parties. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Seller and CBQ. Neither CBQ nor Seller shall act or attempt to act or represent itself, directly or by implication, as an agent of the other party or its affiliates or in any manner assume to create, or attempt to assume or create, any obligation on behalf of, or in the name of, the other party or its affiliates.

7.5 Confidentiality. "Information" means (i) written information received from the other party which is marked or identified as confidential and/or proprietary, (ii) the terms and conditions of this Agreement and (iii) oral or visual information identified as confidential at the time of disclosure which is summarized in writing and provided to the other party in written form within five (5) days after such oral or visual disclosure.

       During the term of this Agreement each party may use Information received from the other party only in connection with support of a bona-fide CBQ Buyer Order, and each party shall use the same means it uses to protect its own confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Information received.

       Notwithstanding the above provisions, Seller acknowledges that in the course of performance of its obligations pursuant to this Agreement, Seller may obtain confidential and/or proprietary Information of CBQ or its affiliates or Buyers. Seller hereby agrees that all such confidential and/or proprietary information so received, whether before or after the Effective Date, shall be maintained in strict confidence, shall be used only for purposes of this Agreement and shall not be disclosed by Seller, or its agents or employees without the prior written consent of CBQ.

       The provisions of this Section shall not apply to confidential and/or proprietary information of CBQ or its affiliates or Buyers, or
       Information, (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party without obligation of confidentiality, (iv) disclosed without similar restrictions to a third party by the party owning the Information, (v) approved by the other party for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure. The provisions of this Section shall survive the term or termination of this Agreement for any reason for a period of two
       (2) years.

7.6 Media Releases. Except for any announcement intended solely for internal distribution by CBQ or Seller, or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of CBQ or Seller, all media releases, public announcements, or public disclosures (including. but not limited to, promotional or marketing material) by CBQ or Seller or its employees or agents relating to this Agreement or its subject matter, or including any name, trade name, trademark, or symbol of CBQ bid4it or any affiliate of CBQ, or Seller, shall be coordinated with and mutually approved in writing by CBQ and Seller prior to the release prior thereof. Seller shall not represent directly or indirectly that any Product or Service Offers by Seller to CBQ Buyers has been approved or endorsed by CBQ or include the name, trade name, trademark. or symbol of CBQ, bid4it or any affiliate of CBQ on a list of Seller's customers without CBQ's express written consent.

7.7 Dispute Resolution. In the event of any disagreement regarding performance under or interpretation of the Agreement or breach thereof, and prior to the commencement of any formal proceedings, if the dispute cannot be settled through negotiation, the parties shall continue performance as set forth in this Agreement and shall attempt in good faith to reach a negotiated resolution by mediation administered by the American Arbitration Association (www.adr.org) under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure to resolve the dispute.

7.8 International Business. This Agreement shall apply to the acquisition of Products and Services for use in or in support of the performance or resale of Products and Services in the United States and its territories. Seller and CBQ and/or their respective agents, distributors, or affiliates authorized to conduct business in countries outside the United States may negotiate in good faith, supplemental agreements incorporating further terms and conditions required by local law. In the event any supplemental agreement is inconsistent with any term or condition of this Agreement, such supplemental agreement shall control.

7.9 Export. Neither party shall export any Products or Information protected hereunder by an obligation of confidentiality from the United States, either directly or indirectly, without first obtaining a license or clearance as required from the United States Department of Commerce or other agency or department of the United States Government as required by law.

7.10 CBQ Business Practices. Seller shall comply with the CBQ Business Practices set forth in the Exhibit of this Agreement titled "CBQ Business Practices."

7.11 Compliance with Laws. In the performance of Services or the provision of Products pursuant to this Agreement, both parties shall comply with the requirements of all applicable laws, ordinances, and regulations of the United States or any state, country, or other governmental entity. Each party shall indemnify defend, and hold the other party harmless from and against any and all claim, actions, or damages arising from of caused by its failure to comply with the foregoing.
7.12

Notices.Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, when mailed by registered or certified mail, return receipt requested, postage prepaid, or when sent by a third party courier service where receipt is verified by their receiving party's acknowledgment, and addressed as follows:

        In the case, of CBQ:                          In the case of the Seller:
        CyberQuest, Inc.                                     Name: SHOP TV, Inc.
        4851 Keller Springs, Road, Suite 213     Address: 2001 West Sample Road,
                                                                         Ste.401
        Addison, Texas 75001                         Pompano Beach, FL Zip 33064
        Attn: bid4it Contract Administrator                      Attn: Eric Warm
        Phone: 972-732-1100                                  Phone: 954-969-1199
        Fax: 972-732-1169                                      Fax: 954-917-8292
        Customer Service: 899-379-3162

         Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective; first class, postage prepaid, mail shall be acceptable for provision of change of address notices.

7.13 Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent, If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the, remainder shall be enforced to the extent permitted by law.

7.14 Waiver. Any waiver of this Agreement or of any covenant, condition, or agreement to be performed by a party under this Agreement shall (i) only be valid if the waiver is in writing and signed by an authorized representative of the party against which such waiver is sought to be enforced, and (ii) apply only to the specific covenant, condition or agreement to be performed, the specific instance, or specific breach thereof and not to any other or instance or breach thereof or subsequent instance or breach.

7.15 Remedies. Except as otherwise provided in this Agreement, all remedies set forth in this Agreement, or available by law or equity shall be cumulative and not alternative, and may be enforced concurrently or from time to time.

7.16 Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations act forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or
        (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.
7.17

Exhibitsand Schedules. All Exhibits, documents. and schedules referenced in this Agreement or attached to this Agreement, and each Buyer Order accepted by Seller are an integral part of this Agreement. In the event of any conflict between the terms and conditions of any Exhibits, documents, schedules or Buyer Orders and this Agreement, the terms of this Agreement shall be controlling unless otherwise agreed to in writing by authorized representatives of the parties.

7.18 Governing law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES PURSUANT TO THIS AGREEMENT SHALL NOT BE GOVERNED BY THE PROVISIONS Of THE 1980 UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. RATHER THESE RIGHTS AND OBLIGATIONS SHALL BE GOVERNED BY THE LAWS, OTHER THAN CHOICE OF LAW RULES, OF THE STATE OF TEXAS.

7.19 Entire Agreement. This Agreement constitutes the entire and exclusive statement of the Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed in the Agreement. This Agreement shall not be amended except by a written agreement signed by both parties. Any other terms or conditions included in any license agreements, quotes, invoices, acknowledgments, bills of lading, or other forms utilized or exchanged by the parties shall not be incorporated in this Agreement or be binding upon the parties unless the parties expressly agree in writing or unless otherwise provided for in this Agreement.

IN WITNESS WHEREOF Seller and CBQ acknowledge that each of the provisions of this Agreement were expressly agreed to and have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

SHOP TV, Inc.                                                   CyberQuest, Inc.
By: /s/ Eric J. Warm                                  By: /s/ Michael L. Sheriff
Printed Name: Eric J. Warm                      Printed Name: Michael L. Sheriff
Title: Chief Operating Officer                                  Title: CEO
Date: /s/ 2-9-99                                                Date: /s/ 2-8-99

                        EXHIBIT - CBQ BUSINESS PRACTICES

         CBQ Sellers have played a key role in our continuous growth and success. We sincerely appreciate your support in order to avoid any conflicts of interest with our Sellers and to keep business relationships on a professional basis, CBQ has established and briefed its employees on the following business practices, Please review these business practices carefully and give a copy to any of your associates who have a need to know.

1. In selecting Sellers, CBQ will test the market to assure quality and expects its Sellers to provide a quality product or service.

2. No CBQ employee is to ask for anything of value from a Seller. Gifts from Seller such as tickets to athletic events, concerts or the theater, personal travel, or any type of personal item are discouraged by our business practices. If any CBQ employee is offered or accepts an item of value from a Seller, the employee is to report it to the appropriate CBQ management.

3. If any CBQ employee engages in any type of unethical behavior such as requesting anything of value from a Seller, the Seller is requested to report the incident to the appropriate CBQ management.

4. Occasional meals during visits to a Seller's facilities or a CBQ business meeting location during which a Seller incurs normal and reasonable marketing expenses are acceptable. The CBQ employee is required to report such meal expenses to their management.

CBQ appreciates your cooperation in complying with these business practices.'

                         EXHIBIT 11 - SELLER INFORMATION

         In the, course of doing business, certain Seller information ("Seller Information") must be maintained in the System. The Seller Information will be used to create database tables which will enable CBQ to post Seller's Asks, update Ask Prices, effective and expiration dates and other information necessary or required to conduct business as a Seller. The Seller shall supply this Seller Information to CBQ in an electronic format or other format as appropriate depending upon the technology available to Seller.

         CBQ reserves the right to alter the type and format of required Seller Information. CBQ will provide Seller reasonable notice on making such changes, and will provide new instructions via e-mail to the primary Seller Agent currently registered in the System.

         CBQ reserves the right to deny or edit any image supplied, and the Seller may or may not be notified of such a decision. Images used will be solely at the discretion of bid4it. Should editing of an image, be required, bid4it will charge the Seller the appropriate charges necessary, as detailed in the Seller Agreement and any other amendments agreed upon.

                           EXHIBIT III -TRANSPORTATION

         Seller shall be required to maintain transportation agreements for the purpose of fulfilling Buyer Orders pursuant to Article 11 of this Agreement.

         The method and mode of all required transportation and packing shall be those selected by Buyer, in accordance with this Exhibit. CBQ agrees to work with Seller to minimize transportation costs for all Products shipped under the provisions of this Exhibit,

         The following procedures apply to all domestic freight:'

1. All shipments will be sent according to the applicable Buyer Order.

2. CBQ will maintain carrier's current standard rate tables in the System.

3. An orders must ship "complete" unless specified otherwise by Buyer.

4. The Buyer Order Reference Number must be referenced on all waybills in the "reference information area."

NOTE: CBQ ACCEPTS NO LIABILITY FOR AUTO PAYMENT OF BUYER ORDERS SHIPPED ON WAYBILLS WHICH DO NOT REFERENCE THE UNIQUE BUYER ORDER REFERENCE NUMBER IN THE "REFERENCE INFORMATION AREA."

                         EXHIBIT IV -SELLER APPLICATION

         Seller shall provide certain banking information to CBQ so that Automatic Payments may be made to Seller. This Exhibit IV will also serve as the bid4it Seller Application far purposes of this Agreement and contains the required Seller Banking Information. A completed and signed copy of banks' documentation granting CBQ permission to draft Seller's bank account may be attached as a part of this Exhibit. (Permission to draft Seller's bank account if overpayment pursuant to Section 5.2 of this Agreement.)

Amtrust Bank/Ohio Savings
Deerfield Office,
3600 West Hillsboro Blvd.
Deerfield Beach, FL, 33442
Bank Routing Number: 267091221

Phone Number: 954-426-3232
Contact Name: Ann Carlson

Name of Account: Tricom Pictures, Shop TV Account
Name of Primary Signatory on Account: Jack Levine
Name of Secondary Signatory on Account, Mark Alfieri, Eric Warm
Federal Tax ID # 65-0563030
Bank Account Number: 00779000092

Changes  to  Seller's   banking   information  may  be  made  by  following  the
instructions provided in the Notices Section of this Agreement.

In addition, Seller is required to provide to CBQ a list of states in which Seller is qualified and registered registered to collect sales and use taxes pursuant to Section 5.5 of this Agreement.

                      EXHIBIT V - PRICES, CHARGES AND FEES

         Seller agrees to accept Automatic Payments pursuant to Article V of this Agreement. Automatic Payments will reflect a discount consisting of acquiring bank's credit card and other Processing fees and CBQ charges and fees based on the fee schedule below, which amount will be deducted from the Amount Due on a Transaction-by-Transaction basis.

                            Transaction Fee Schedule

Sales Price                           % Fee
< $500                                  20
$501-999                                15
$1,000-4,999                            14
$5,000-9,999                            13
$10,000-14,999                          12
$15,000-19,999                          11
$20,000-24,999                          10
$25,000-49,999                           9
$50,000-74,999                           8
$75,000-99.999                           7
$100,000-149,000                         6
$150,000-199,999                         5
$200,000-249,999                         4
$250,000-299,999                         3
$300,000-349,999                         2
$350,000-399,999                         1.5
>$400,000                                1